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                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------

         Second Amendment, dated December 20, 2001 (the "Amendment"), by and between Hoenig Group Inc., a Delaware corporation (the "Company"), and Max H. Levine (the "Executive").

         WHEREAS, the Company and the Executive have previously entered into an Employment Agreement, dated October 8, 1998, as amended by the First Amendment dated March 22, 2001 (the "Employment Agreement"); and

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement in certain respects;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and the Executive hereby agree as follows:

         1. The first sentence of Section 2 of the Employment Agreement is hereby amended and restated to read as follows:

         "The Executive's employment under this Agreement shall have a term commencing on January 1, 1999 and ending on June 30, 2002 (the "Employment Term"), unless sooner terminated in accordance with the provisions of Section 4 (the "Employment Period")."

         2. Section 4 (a) of the Employment Agreement is hereby amended and restated to read as follows:

         "(a) The Company may, with or without prior notice, terminate the Employment Period with or without Cause, or upon Executive's Disability. Executive may terminate the Employment Period only for Good Reason. This Agreement shall automatically terminate upon the Executive's death. The Employment Period shall also terminate upon expiration of the Employment Term. Except as provided in Sections 4(b), 4(c), 4(d) and 4(k), in the event that the Employment Period is terminated, the Executive's rights and the obligations of the Company hereunder shall cease as of the effective date of such termination; provided, however, that the Executive shall be entitled to receive any accrued but unpaid Base Salary, any earned or deferred but unpaid Bonus Awards and any amount accrued under Company benefit plans as provided pursuant to the terms of such plans (the "Accrued Obligations").

         3. Section 4 of the Employment Agreement is hereby amended by adding a new subsection 4(k) thereto as follows:


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         "(k) In the event that the Employment Period terminates prior to the end of a fiscal year due to the expiration of the Employment Term, the Executive shall be entitled to receive, in addition to the Accrued Obligations, a payment equal to (i) the Minimum Bonus Award multiplied by a fraction, the numerator of which shall be the number of days elapsed in the fiscal year to the date of such termination and the denominator of which shall be 365, and (ii) the Bonus Formula calculated as if the fiscal year of the Company ended on the date of such termination."

         4. Capitalized terms used herein and not otherwise defined shall have the same meanings given them in the Employment Agreement.

         5. Except as expressly modified herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.


                                                  HOENIG GROUP INC.


                                                  By: /s/Alan B. Herzog
                                                      --------------------------
                                                  Title: Chief Operating Officer
                                                         -----------------------


/s/ Max H. Levine
-----------------------------
           MAX H. LEVINE





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